Exhibit 17.1

Subsidiary Issuer of Registered Guaranteed Securities

Nomura Holdings, Inc. (“NHI”) fully and unconditionally guarantees certain securities issued by its indirect, wholly owned finance subsidiary, Nomura America Finance LLC (“NAFL”). The securities issued by NAFL and guaranteed by NHI that are subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are as follows:

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due November 24, 2025

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due December 31, 2033

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due February 28, 2034

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due May 30, 2034

•	Senior Global Medium-Term Notes, Series A, Callable Contingent Coupon Trigger Notes Linked to Russell 2000® Index due July 16, 2024

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due July 29, 2034

•	Senior Global Medium-Term Notes, Series A, CPI-Linked Notes due December 24, 2024

•	Senior Global Medium-Term Notes, Series A, Callable Leveraged Steepener Notes due December 24, 2034

•	Senior Global Medium-Term Notes, Series A, Contingent Coupon Trigger Notes Linked to Russell 2000® Index due February 18, 2025

•	Senior Global Medium-Term Notes, Series A, 3.00% Fixed to Floating Rate Notes due August 21, 2025

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Senior Global Medium-Term Notes, Series A, Autocallable Contingent Coupon Barrier Notes Linked to the Least Performing of the Equity Securities of Apple Inc., Cisco Systems, Inc. and International Business Machines Corporation due May 13, 2025

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Senior Global Medium-Term Notes, Series A, Autocallable Contingent Coupon Barrier Notes Linked to the Least Performing of the Equity Securities of Apple Inc., Cisco Systems, Inc. and Dell Technologies Inc. due May 13, 2025

•	Senior Global Medium-Term Notes, Series A, Market-Linked Notes Linked to the Common Stock of Arista Networks, Inc. due June 20, 2025